As filed with the Securities and Exchange            Registration No.__________
Commission on March 29, 2000
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          FIRST CONSULTING GROUP, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                     95-3539020
   (State of Incorporation)                (I.R.S. Employer Identification No.)

                               111 W. OCEAN BLVD.
                          LONG BEACH, CALIFORNIA 90802
                    (Address of principal executive offices)

                     1997 EQUITY INCENTIVE PLAN, AS AMENDED
               1997 NON-EMPLOYEE DIRECTORS' STOCK PLAN, AS AMENDED
                     1999 NON-OFFICER EQUITY INCENTIVE PLAN
                    ASSOCIATE 401(k) AND STOCK OWNERSHIP PLAN
                            (Full title of the plans)

                                ROBERT R. HOLMEN
                        VICE PRESIDENT & GENERAL COUNSEL
                          FIRST CONSULTING GROUP, INC.
                               111 W. OCEAN BLVD.
                          LONG BEACH, CALIFORNIA 90802
                                 (562) 624-5200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------- ---------------- ------------------------ ------------------------- --------------------
 Title of Securities to be    Amount to be       Proposed Maximum          Proposed Maximum           Amount of
        Registered           Registered (1)     Offering Price Per        Aggregate Offering      Registration Fee
                                                     Share (2)                Price (2)
---------------------------- ---------------- ------------------------ ------------------------- --------------------
Common Stock, par value      3,400,000        (See Notes to            $48,544,987               $12,816
$.001 per share                               Calculation of
                                              Registration Fee)
---------------------------- ---------------- ------------------------ ------------------------- --------------------

(1) Includes 1,900,000 shares issuable under the 1997 Equity Incentive Plan, as amended (the "1997 Plan"), 100,000 shares issuable under the 1997 Non-Employee Directors' Stock Plan, as amended (the "Directors' Plan"), 1,000,000 shares issuable under the 1999 Non-Officer Equity Incentive Plan (the "1999 Plan"), and 400,000 shares reserved for issuance under the Associate 401(k) and Stock Ownership Plan (the "401(k) Plan"). Excludes 1,600,000 shares issuable under the 1997 Plan, 200,000 shares issuable under the Directors' Plan and 1,589,544 shares issuable under the 401(k) Plan, which shares previously were registered with the Securities and Exchange Commission on Form S-8.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1). The price per share and aggregate offering price are based upon (a) the weighted average exercise price of $11.55 for 1,354,028 shares subject to options previously granted under the 1997 Plan, (b) the weighted average exercise price of $12.20 for 348,300 shares subject to options previously granted under the 1999 Plan and (c) the average of the high and low trading prices of registrant's Common Stock of $16.88 as reported on the


                                     Page 1
                         Exhibit Index appears on Page 8

     Nasdaq National Market on March 27, 2000 for 545,972 shares available for issuance under the 1997 Plan, 651,700 shares available for issuance under the 1999 Plan, 100,000 shares available for issuance under the Directors' Plan and 400,000 shares available for issuance under the 401(k) Plan.

Notes to Calculation of Registration Fee

The chart below details the calculations of registration fee:

---------------------------------- ------------------------- ---------------------------- ----------------------------
Type of Shares                     Number of Shares          Offering Price Per Share     Aggregate Offering Price
---------------------------------- ------------------------- ---------------------------- ----------------------------
Shares issuable pursuant to        1,354,028                 $11.55                       $15,639,023
outstanding options under the
1997 Equity Incentive Plan
---------------------------------- ------------------------- ---------------------------- ----------------------------
Shares reserved for future         545,972                   $16.88                       $9,216,007
issuance under the 1997 Equity
Incentive Plan
---------------------------------- ------------------------- ---------------------------- ----------------------------
Shares reserved for future         400,000                   $16.88                       $6,752,000
issuance under the Associate
401(k) and Stock Ownership Plan
---------------------------------- ------------------------- ---------------------------- ----------------------------
Shares reserved for future         100,000                   $16.88                       $1,688,000
issuance under the 1997
Non-Employee Directors' Stock
Option Plan
---------------------------------- ------------------------- ---------------------------- ----------------------------
Shares issuable pursuant to        348,300                   $12.20                       $4,249,260
outstanding option under the
1999 Non-Officer Equity
Incentive Plan
---------------------------------- ------------------------- ---------------------------- ----------------------------
Shares reserved for future         651,700                   $16.88                       $11,000,696
issuance under the 1999
Non-Officer Equity Incentive Plan
---------------------------------- ------------------------- ---------------------------- ----------------------------


                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed for the purpose of registering: (i) 1,000,000 shares of the Registrant's Common Stock to be issued pursuant to the 1999 Non-Officer Equity Incentive Plan, (ii) an additional 1,900,000 shares of the Registrant's Common Stock to be issued pursuant to the 1997 Equity Incentive Plan, (iii) an additional 100,000 shares of the Registrant's Common Stock to be issued pursuant to the 1997 Non-Employee Directors' Stock Plan, and (iv) an additional 400,000 shares of the Registrant's Common Stock to be issued pursuant to the Associate 401(k) Plan and Stock Ownership Plan.


                                     Page 2
                         Exhibit Index appears on Page 8

          PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by First Consulting Group, Inc., a Delaware corporation ("FCG"), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) FCG's Registration Statement on Form S-8, filed June 4, 1998;

         (b) FCG's Annual Report on Form 10-K for the year ended December 31, 1999; and

         (c) The description of FCG's Common Stock contained in FCG's Registration Statement on Form 8-A, filed January 22, 1998 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by FCG pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Robert R. Holmen, who has passed on certain legal matters with respect to the validity of the shares offered hereby, is Vice President, General Counsel and Secretary of FCG. Mr. Holmen is not eligible to receive benefits under the Directors' Plan or 1999 Plan, but is eligible for benefits under the 1997 Plan and the 401(k) Plan. Mr. Holmen is the beneficial owner of 18,509 shares of FCG common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law, FCG has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         FCG's Bylaws provide that FCG will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. FCG is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, FCG has entered into indemnification agreements with each of its directors and executive officers. FCG has obtained officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act. In addition, FCG's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, FCG's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to FCG and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Under current Delaware law, a directors' liability to FCG or its stockholders may not be limited with respect to any breach of the director's duty of loyalty to FCG or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper distribution to stockholders and loans to directors and officers. This provision also does not effect a director's responsibilities under any other laws such as the federal securities laws or state or federal environmental laws.

         FCG has entered into agreements with its directors and officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred

(including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or executive officer of FCG or any of its affiliated enterprises. No indemnity will be provided, however, to any director or executive officer on account of conduct that is knowingly fraudulent or deliberately dishonest or constitutes willful misconduct. No indemnification will be available if such indemnification is unlawful, or in respect of any accounting of profits made from the purchase or sale of securities of FCG in violation of Section 16(b) of the Exchange Act. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number            Description
------            -----------

4.1 *             Certificate of Incorporation
4.2 *             Bylaws
4.3 *             Specimen Stock Certificate
5.1               Opinion of Robert R. Holmen, General Counsel
23.1              Consent of Grant Thorton LLP, Independent Accountants
23.2              Consent of KPMG LLP, Independent Accountants
23.3              Consent of Robert R. Holmen (included in Exhibit 5 hereto)
24.1              Power of Attorney (included on signature pages)
99.1 *            FCG's 1997 Equity Incentive Plan (the "1997 Plan")
99.2 *            Form of Incentive Stock Option under the 1997 Plan
99.3 *            Form of Non-Qualified Stock Option under the 1997 Plan
99.4 *            FCG's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan")
99.5 *            Form of Non-Qualified Stock Option under the Directors' Plan
99.6              FCG's 1999 Non-Officer Equity Incentive Plan (the "1999 Plan")
99.7              Form of Non-Qualified Stock Option under the 1999 Plan
99.8 *            FCG's Associate 401(k) and Stock Ownership Plan

* Documents incorporated by reference from FCG's Registration Statement on Form S-1, as amended (File No. 333-41121), declared effective February 12, 1998.

ITEM 9.  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) o the Exchange Act that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, First Consulting Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on March 27, 2000.

                                FIRST CONSULTING GROUP, INC.

                                /s/ Luther J. Nussbaum
                                -----------------------------------------------
                                Luther J. Nussbaum
                                Chief Executive Officer & Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LUTHER J. NUSSAUM and ROBERT R. HOLMEN, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                                       DATE

/s/ Luther J. Nussbaum                      Chief Executive Officer                     March 27, 2000
------------------------------------        and Chairman of the Board
Luther J. Nussbaum

/s/ Thomas A. Reep                          Vice President and Chief Financial          March 27, 2000
------------------------------------        Officer
Thomas A. Reep

/s/ Donald R. Caldwell                      Director                                    March 27, 2000
------------------------------------
Donald R. Caldwell

/s/ Steven Heck                             Director                                    March 27, 2000
------------------------------------
Steven Heck

/s/ Steven Lazarus                          Director                                    March 27, 2000
------------------------------------
Steven Lazarus

/s/ David S. Lipson                         Director                                    March 27, 2000
------------------------------------
David S. Lipson

/s/ Stanley R. Nelson                       Director                                    March 27, 2000
------------------------------------
Stanley R. Nelson

/s/ Stephen E. Olson                        Director                                    March 27, 2000
------------------------------------
Stephen E. Olson

/s/ Scott S. Parker                         Director                                    March 27, 2000
--------------------------------------------
Scott S. Parker


                                     Page 6

/s/ Fatima Reep                             Director                                    March 27, 2000
------------------------------------
Fatima Reep

/s/ Jack O. Vance                           Director                                    March 27, 2000
------------------------------------
Jack O. Vance

EXHIBIT INDEX

Exhibit                                                                              Sequential
Number        Description                                                              Page No.
------        -----------                                                              --------

5.1           Opinion of Robert R. Holmen, General Counsel                                    9
23.1          Consent of Grant Thorton LLP, Independent Accountants                          10
23.2          Consent of KPMG LLP, Independent Accountants                                   11
23.3          Consent of Robert R. Holmen (included in Exhibit 5)                             9
24.1          Power of Attorney (included on signature pages)                                 6
99.6          FCG's 1999 Non-Officer Equity Incentive Plan (the "1999 Plan")                 12
99.7          Form of Non-Qualified Stock Option under the 1999 Plan                         26


                                     Page 8